Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

I, John P. Brase, President & Chief Executive Officer of Conagra Brands, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that Conagra Brands, Inc.’s Annual Report on Form 10-K for the fiscal year ended May 31, 2026 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Conagra Brands, Inc. as of the dates and for the periods presented therein.

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July 15th, 2026

/s/ JOHN P. BRASE
John P. Brase
Chief Executive Officer

I, David S. Marberger, Executive Vice President and Chief Financial Officer of Conagra Brands, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that Conagra Brands, Inc.’s Annual Report on Form 10-K for the fiscal year ended May 31, 2026 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Conagra Brands, Inc. as of the dates and for the periods presented therein.

July 15th, 2026

/s/ DAVID S. MARBERGER
David S. Marberger
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Conagra Brands, Inc. and will be retained by Conagra Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.